AGREEMENT

     This Agreement ("Agreement") is made and entered into this 2nd day of December, 1996 and effective December 1, 1996 ( the "Effective Date"), by and among (a) Motor Club of America, a New Jersey corporation ("Motor Club"), with its principal place of business at 95 Route 17 South, Paramus, New Jersey 07653, and (b) Motor Club of America Enterprises, Inc., a Delaware corporation ("Enterprises"), with its principal place of business at 3200 West Wilshire Blvd., Oklahoma City, Oklahoma 73116.
     W I T N E S S E T H :
     WHEREAS, Motor Club and JVL Holding Properties, Inc., an Oklahoma corporation (herein "JVL"), have, executed and delivered that certain Stock Purchase Agreement dated November 27, 1996 ("Stock Purchase Agreement"), under which JVL agreed to acquire all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of Enterprises; and
     WHEREAS, the Stock Purchase Agreement provides that Motor Club and Enterprises will, simultaneously with the Closing thereunder, execute and deliver this Agreement.
     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, Motor Club and Enterprises agree as follows:
     1.    Definitions.
          "Affiliate":  Shall mean any entity controlled by Motor
Club.
          "Memberships": Affiliated Memberships, Non-Affiliated Memberships and Stand- Alone Memberships are referred to herein collectively as "Memberships".
          "Affiliated Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or by an Affiliate of Motor Club in connection with an automobile insurance policy issued by an Affiliate of Motor Club.
          "Non-Affiliated Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or by an Affiliate of Motor Club in connection with an automobile insurance policy issued by a non-affiliate of Motor Club.
          "Originated by Motor Club or an Affiliate of Motor Club":
Shall mean obtained from and after the Effective Date hereof primarily as a result of the efforts of Motor Club or an Affiliate of Motor Club, including, without limitation, any producer appointed by Motor Club hereunder. A Membership shall be deemed obtained "primarily as a result of the efforts of Motor Club or an Affiliate of Motor Club" if (a) the Membership existed on the execution and the delivery of this Agreement, (b) the application for such Membership was produced after the execution and the delivery of this Agreement by Motor Club, an Affiliate of Motor Club or a Motor Club appointed producer unless, immediately prior thereto, it had been a membership of Enterprises, or (c) if the Membership is a renewal of an active Membership covered by (a) or
(b).
          "Stand-Alone Memberships": Memberships (a) which are issued by Enterprises and (b) which are Originated by Motor Club or an Affiliate of Motor Club without an automobile insurance policy.
     2. Duties of Motor Club. Motor Club shall perform the following duties in connection with Memberships:
          a. Marketing of Memberships. Motor Club may market the Affiliated Memberships in New Jersey and such other jurisdictions as Motor Club or an Affiliate markets automobile insurance policies and may market Non-Affiliated Memberships and Stand-Alone Memberships unless such marketing can not be conducted in any jurisdiction under applicable laws and/or applicable regulations; provided, however, nothing contained in this Section 2(a) shall be deemed to authorize Motor Club to market a membership of any other
motor club in violation of Section 6.   Motor Club shall conduct
such marketing in accordance with applicable laws and applicable regulations and otherwise in good faith.
          b. Processing of Affiliated Memberships. Motor Club shall (i) process all applications for Affiliated Memberships; (ii) provide to persons holding Affiliated Memberships (A) membership cards which reflect their membership with Enterprises and (B) other membership information of the type provided by Enterprises to new members immediately prior to the closing of the transactions contemplated by the Stock Purchase Agreement; (iii) provide Enterprises on a daily basis in electronic form with data regarding new, renewed and expired business to the extent such data is available on Motor Club's information system; (iv) as soon as practical forward to Enterprises any reports of claims from members with Affiliated Memberships which happen to be made to Motor Club; and (v) simultaneously with each payment by Motor Club to Enterprises pursuant to Section 2(c), provide to Enterprises written statements with respect to (A) the collected fees and the reductions thereto and (B) written fees, which written statements shall be in sufficient detail to permit Enterprises to verify the amount of the payment.
          c. Collection of Fees on Affiliated Memberships. Motor Club shall collect from persons which hold Affiliated Memberships all of the fees payable by such persons with respect to their Affiliated Memberships. It is acknowledged that monies received from Affiliated Memberships shall be pro rated between Membership fees and insurance premiums based on collected revenues and based on the relative amounts of such Membership fees and such insurance premiums; provided, however, subject to Section 2(d), Motor Club shall charge for memberships no less than the fees charged by Enterprises for comparable Memberships.
          d. Remittance of Fees on Affiliated Memberships. Motor Club shall pay to Enterprises the fees collected by Motor Club (subject to reduction as provided in this Section 2(d)), with respect to each week no later than the Wednesday of the subsequent week. Motor Club may reduce the fees payable with respect to any week by (i) the commissions required to be paid and as actually paid to producers who generated Affiliated Memberships, which commissions shall not exceed an average of thirty seven percent (37%) of the fees paid for Affiliated Memberships on agreements with producers existing as of the Effective Date and which commissions shall not exceed thirty percent (30%) of the fees paid for Affiliated Memberships on agreements with producers entered into after the Effective Date and without prior written consent of Enterprises (which commissions Motor Club is specifically authorized to pay from such fees) and (ii) the compensation payable by Enterprises to Motor Club pursuant to Section 4. It is acknowledged that Enterprises has no obligation to pay commissions to producers on Non-Affiliated Memberships. With regard to Stand Alone Memberships, except to the extent that Enterprises has a contractual obligation to pay such commission, Enterprises has no obligation to pay such commissions.
          Motor Club shall have no other duties with respect to Affiliated Memberships and shall not have any duties with respect to Non-Affiliated Memberships or Stand-Alone Memberships.
          e. Forms. Motor Club shall provide all administrative and promotional forms necessary for Motor Club to perform its duties in connection with the Affiliated Memberships, including, without limitation, Membership Service Contracts, fulfillment kits, and brochures; provided, however, Motor Club shall only use forms approved in advance by Enterprises and the forms used by Enterprises immediately prior to the execution and the delivery of this Agreement shall be deemed to have been approved by Enterprises until such time as Enterprises advises Motor Club, in writing, of changes thereto.
          f. Computer Software and Training. Motor Club shall provide to Enterprises copies of all of the proprietary software owned by Motor Club (other than the software to process the Affiliated Memberships) for use in the operations of Enterprises. However, Motor Club shall provide data to Enterprises as reasonably required by Enterprises related to the Affiliated Memberships; provided, however, no data other than that which is currently being maintained by Motor Club shall be provided.
          Motor Club has advised Enterprises of the hardware requirements and the software requirements which Motor Club believes Enterprises must satisfy in connection with the computer services, which advice is reflected in written form on Exhibit "A" Such advice is only the opinion of Motor Club and there is no assurance that, if Enterprises follows such advice, Enterprises will be able to use successfully the computer services.
          If requested by Enterprises, Motor Club shall provide up to 120 hours of its computer personnel time to provide assistance to Enterprises in connection with such computer services. No more than 80 of such 120 hours shall be provided at the office of Enterprises in Oklahoma City, Oklahoma for a period mutually scheduled by Enterprises and Motor Club. In addition such personnel shall be available for telephone consultation as reasonably requested by Enterprises. Enterprises shall reimburse Motor Club for such personnel at a rate of $45.00 for any time in excess of the referenced hours and shall pay all of the reasonable expenses, including, without limitation, automobile rental, food, lodging and travel, incurred by such personnel. It is expressly acknowledged that some aspects of the computer services may be beyond the knowledge of such personnel and Enterprises may need to retain outside consultants with respect to those aspects.
          The hardware and the software provided by Motor Club are being provided on an "as-is" basis except for warranty of title made below. MOTOR CLUB DISCLAIMS ALL REPRESENTATIONS AND ALL WARRANTIES OF EVERY KIND WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT FOR WARRANTY OF TITLE WITH RESPECT TO THE HARDWARE AND THE SOFTWARE MADE HEREIN , INCLUDING, WITHOUT LIMITATION, ALL REPRESENTATIONS AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND/OR MERCHANTABILITY. MOTOR CLUB WARRANTS THAT IT HAS TITLE TO THE HARDWARE AND SOFTWARE FREE AND CLEAR OF ANY LIENS, CLAIMS OR ENCUMBRANCES.
          Motor Club shall not have any liability of any kind whatsoever to Enterprises with respect to the hardware and the software except for warranty of title.
          g. Garage Service. Motor Club shall use its best efforts to maintain relationships which Motor Club and/or Enterprises had prior to the Effective Date with garage keepers and wrecker service companies in New Jersey for the benefit of Enterprises; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          h. Mapping Services. Motor Club shall use its best efforts to maintain the relationship which Motor Club and/or Enterprises had prior to the Effective Date with the person or entity providing Mapping Services; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          i. 1-800 Numbers. Motor Club shall use its best efforts to maintain the 1-800 telephone numbers and services which Motor Club and/or Enterprises had prior to the Effective Date; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          j. American Bankers. Motor Club shall use its best efforts to maintain the relationships which Enterprises had with American Bankers for bonding and insurance services prior to Effective Date; provided, however, the obligation of Motor Club to use its best efforts shall not require Motor Club to make any cash payments.
          k. Compliance with Procedures. In performing its duties hereunder, Motor Club shall market Memberships only on the forms expressly approved by Enterprises and only in accordance with the terms and the conditions established by Enterprises, including, without limitation, the rates promulgated by Enterprises. Except as may be required for compliance with laws or regulations, at least sixty (60) days prior to making any change in any such form or in any such terms or any such conditions, Enterprises shall notify
Motor Club of any proposed change.   Motor Club shall assist
Enterprises as reasonably requested by Enterprises in processing Non- Affiliated and Stand- Alone Memberships.
     3. Duties of Enterprises. Enterprises shall perform the following actions in connection with the sale of Memberships:
          a. Servicing of Memberships. Enterprises shall take the actions necessary to service the Memberships other than the actions which are expressly required by Section 2 to be taken by Motor Club.
          b. Advice and Assistance. Enterprises shall provide to Motor Club sales promotional advice and assistance with respect to Affiliated Memberships.
          c. Regulatory Matters. Enterprises shall undertake any and all filings of insurance contracts, surety bonds and guaranteed arrest bonds, and certificates therefor, which, in Enterprises' reasonable opinion, are necessary to perform any of the services required to be provided to members and otherwise comply with all applicable laws and regulations with respect to the Memberships.
          d.   Use of Name.  The words "Motor Club of America" used
together in this    sequence are a valuable asset of Motor Club,
which Motor Club has developed through the investment of substantial expense and substantial time. Enterprises is authorized to use the words "Motor Club of America" in its corporate name forever and to forever use the current corporate name, Motor Club of America Enterprises, Inc. While Enterprises shall always have the right to its corporate name, Enterprises intends to operate its business under a trade name which includes the words "Motor Club", but which does not include the words "of America." Other than use in its corporate name, Enterprises shall not operate its business under the trade name or "d/b/a" which includes the words used together in this sequence "Motor Club of America" except (a) during a transition period expiring on one year from the Effective Date or (b) in New Jersey to the extent that such business is the business operated in the State of New Jersey by Motor Club. It is agreed that, during the transition period, Enterprises may continue to use forms which contain a servicemark or a trademark with the words "Motor Club of America." This subparagraph d of paragraph 3 shall survive termination of the Agreement.
     4. Compensation of Motor Club. As its exclusive compensation hereunder and as consideration for the non-compete provision herein, Motor Club shall receive (a) an amount equal to twelve and one-half percent (12.5%) of the gross collected revenues from all Affiliated Memberships ("Affiliated Membership Compensation"), (b) an amount equal to Seven and one-half percent (7.5%) of the gross collected revenues less returns of unearned membership fees from all Non-Affiliated Memberships ("Non-Affiliated Membership Compensation") and (c) an amount equal to Seven and one-half percent (7.5%) of the gross collected revenues less returns of unearned membership fees revenues from all Stand-Alone Memberships ("Stand-Alone Membership Compensation"). Motor Club shall deduct the Affiliated Membership Compensation which Motor Club is entitled to receive with respect to each week from the payment which Motor Club is required to make to Enterprises pursuant to Section 2(d) with respect to such calendar month.
     Enterprises shall pay to Motor Club the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation which Motor Club is entitled to receive with respect to each calendar month no later than the 15th day of the following calendar month based on collected revenue collected revenues less returns of
unearned membership fees.   Simultaneously with such payment,
Enterprises shall provide to Motor Club a written statement which sets forth the basis on which the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation was calculated for such calendar month, which written statement shall be in sufficient detail to permit Motor Club to verify the calculation of the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation.
     In order to verify the accuracy of payments from Enterprises to Motor Club, Motor Club, at its own expense, shall have the right to have an independent auditor audit such books and records of Enterprises that relate to the Memberships. If any such audit reveals a variance in excess of five percent (5%) of the amount owed to Motor Club and the amount paid to Motor Club, Enterprises shall reimburse Motor Club for the cost of such audit in addition to remitting the amounts owed but previously unaccounted for.
     Should Enterprises fail to pay Motor Club the Non-Affiliated Membership Compensation and the Stand-Alone Membership Compensation on a timely basis, after notice to Enterprises and a five (5) day period for Enterprises to cure, Motor Club shall deduct from subsequent payments which Motor Club is required to make to Enterprises pursuant to Section 2(d) an amount equal to Motor Club's best estimate of the amount which Enterprises failed to pay, which amount shall be based upon an average of such compensation for the previous three (3) months applied to the applicable period that Motor Club was not paid on a timely basis, in addition to the deduction of Affiliated Membership Compensation referred to above.
     5. Compliance with Applicable Laws and Regulations. Motor Club and Enterprises shall comply with (a) all applicable laws and all applicable regulations in connection with the performance of its duties hereunder, (b) its respective contractual obligations, if any, to members of Enterprises and (c) generally accepted standards in the motor club industry.
     6. Covenant Not To Compete. Motor Club agrees for a period of five (5) years from and after the Effective Date or the term of this Agreement, whichever is longer, except as specifically provided in this Agreement, that neither Motor Club, nor the successors, assigns, subsidiaries or affiliates of Motor Club whether directly or indirectly, as an owner, partner, agent, shareholder, or otherwise, shall establish, engage in or in any other way become interested in, nor directly or indirectly own, manage, operate or control or participate in the ownership, management, operation or control of, or be connected in any manner with any entity whatsoever involved in the selling, marketing, servicing or otherwise of motor club memberships or products in the states in which Motor Club and/or Enterprises were operating prior to the Effective Date. Further, all such entities during such term, shall market motor club memberships exclusively for Enterprises (to the extent that they market any of such memberships). If any of the provisions of this section shall be deemed to exceed any time, geographic or occupational limitations permitted by applicable law, then the provisions of this section shall be reformed to the maximum time, geographic or occupational limitations permitted by applicable law. This paragraph shall survive termination of this Agreement (other than a termination by Motor Club based on a material breach by Enterprises).
     7. Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship and is not intended to create any other type of relationship. Nothing contained herein shall create any type of relationship other than an independent contractor relationship.
     8. Ownership of Records. Each of Motor Club and Enterprises shall keep and maintain reasonably detailed records with respect to its business hereunder and shall own all of the records kept and maintained by it in connection with such business. Each of Motor Club and Enterprises shall permit the other parties to have reasonable access to the records kept and maintained by it and relating to the Memberships during normal business hours upon reasonable notice by the party which desires such access.
     9. Periodic Meetings. Motor Club and Enterprises shall cause their respective top level executives to meet every six months to discuss all phases pertaining to the sale of Memberships hereunder.
     10. Producers. Motor Club may appoint producers hereunder for the purpose of marketing Affiliated Memberships and Stand-Alone
Memberships in accordance with this Agreement.    11.  Additional
Membership Generation. Motor Club may, at any time and from time to time, present to Enterprises opportunities for the generation of additional Memberships in Enterprises. To the extent that Motor Club presents any such opportunity to Enterprises and Enterprises decides to pursue such opportunity, Motor Club and Enterprises shall execute an addendum to this Agreement which sets the terms and conditions of any payment by Enterprise to Motor Club related to such opportunity.
     12. Term. This Agreement shall commence on the the Effective Date and shall continue until terminated as provided herein.
     13. Termination. Motor Club may terminate this Agreement upon any material breach of this Agreement by Enterprises and Enterprises may terminate this Agreement upon any material breach by Motor Club in each case as provided in this Section 13.
     The party entitled to terminate this Agreement ("Terminating Party") shall notify the other party of the material breach which entitles such party to terminate this Agreement, describing the material breach in reasonable detail. Unless the breaching party cures such material breach within thirty (30) days after such notice is given and received, the Terminating Party may terminate this Agreement effective as of a date not less than thirty (30) days after such notice of termination is given and received.
     Either Enterprises or Motor Club may terminate this Agreement, regardless of whether there has been a material breach by the other party, at any time after the expiration of ten (10) years from the Effective Date. Such termination shall be effective as of a date not less than one hundred and twenty (120) days after the terminating party gives written notice of such termination to the other party.
     14. Effect of Termination. The termination of this Agreement pursuant to Section 13 shall not affect the rights and the duties of the parties with respect to the period prior to the effective date of such termination. In particular, and without limiting the generality of the foregoing sentence, Motor Club shall make all of the payments which Motor Club is required to make to Enterprises with respect to the period prior to such effective date and Enterprises shall pay the compensation to Motor Club all of the compensation which Enterprises is required to pay Motor Club with respect to the period prior to such effective date.
     15. Indemnification. Motor Club shall indemnify and hold harmless Enterprises from any cost, damage, expense, liability or loss (including, without limitation, reasonable attorneys' fees and expenses) which it may incur or sustain directly or indirectly due to, or arising out of, any violation by Motor Club of this Agreement.
     Enterprises shall indemnify and hold harmless Motor Club from any cost, damage, expense, liability or loss (including, without limitation, reasonable attorneys' fees and expenses) which it may incur or sustain directly or indirectly due to, or arising out of, any violation by Enterprises of this Agreement. The provisions of this paragraph shall survive termination of this Agreement.
     16. Arbitration. The parties shall attempt to resolve all disagreements and disputes which may arise hereunder by mutual discussion. If a party determines that a disagreement or a dispute cannot be resolved by mutual discussion, as a condition precedent to any right of action hereunder, the party shall so notify the other party and such disagreement or such dispute shall be submitted to arbitration, one arbitrator to be chosen by Motor Club and one arbitrator to be chosen Enterprises within fifteen (15) days from the date notice of such determination is given and received. If either of such arbitrators are not chosen within such 15 day period, upon request of Motor Club or Enterprises, arbitrators shall be selected by a judge . The two arbitrators so designated shall first select a competent disinterested third arbitrator, and failing within 15 days from the date of the appointment of the second arbitrator to agree on such third arbitrator, upon request of Motor Club or Enterprises, the third arbitrator shall be selected by a judge . The determination of any two arbitrators shall be final and binding upon both parties. Such determination shall be made within forty-five (45) days from the appointment of the third arbitrator unless, for good cause stated by the arbitrators, a decision cannot be rendered in such time frame, in which event a decision shall be rendered as expediently
as possible.   Each party shall bear the expense of its own
arbitrator and shall jointly and equally bear with the other, expenses of the third arbitrator and the arbitration. Provided, however, notwithstanding the foregoing, the party prevailing shall be entitled, in addition to such other relief as maybe granted, to a reasonable sum for its attorneys fees, costs and all expenses related thereto. Discovery depositions shall not be taken in the arbitration proceedings.
     17. Assignment. Neither Motor Club nor Enterprises may assign this Agreement without the prior written consent of the other parties. Any assignment in violation of this Agreement shall be null and void.
     18. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, each of Motor Club and Enterprises and their respective successors and assigns (to the extent such assignment is made in accordance with this Agreement).
     19. Communications. All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given and received (a) upon personal delivery to the person to which such notice or other communication is addressed, (b) three days after such notice or other communication is deposited in the United States mail, postage prepaid, to the person to which such notice or such communication is addressed at the address set forth below.
     20. Force Majeure. Neither Enterprises nor Motor Club shall be liable for its delay in performing or its failure to perform its obligations due to causes beyond its control.
     21. Severability. Each provision of this Agreement is intended to be severable and, to the extent that any provision is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, (a) such invalidity or such unenforceability shall not affect the validity or the enforceability of any other provision and (b) the provision which would otherwise be invalid or unenforceable shall be deemed amended to apply to the broadest extent that such provision would be valid and enforceable under applicable law.
     IN WITNESS WHEREOF, Motor Club and Enterprises have caused this Agreement to be executed by their duly authorized officers and their corporate seals affixed the day and year first above mentioned.
Attest:                                 Motor Club of America


____________________________       By:
____________________________________
Secretary                               Stephen A. Gilbert,
President


STATE OF __________ )
                    )  ss.
COUNTY OF _________ )

          Subscribed and sworn to before me this            day of
                         , 19     .

My Commission Expires:

___________________________________
____________________                    Notary Public
     (Seal)

Attest:                                 Motor Club of America
Enterprises, Inc.

_________________________          By:
____________________________________
Secretary                          Virgil Coffee, President





STATE OF OKLAHOMA        )
                         )  ss.
COUNTY OF OKLAHOMA  )

     Subscribed and sworn to before me this ________day of ____________________, 19______.

My Commission Expires:

____________________________________
____________________                    Notary Public
     (Seal)

Exhibit A

Enterprises Hardware and Personnel requirements:

(1)  IBM AS/400 computer with at least 2-3 Gigabytes of on-line
DASD;
(2) the person(s) maintaining the systems should have experience with AS/400 COBOL Screen Display;
(3) the person(s) maintaining the systems should also be familiar with CICS COBOL programming; and
(4)  Xerox Laser Printer.

Services which may be provided by Motor Club to Enterprises:

In Paramus (not to exceed 40 hours):

(1)  reprogramming as necessary the change of address;
(2) development of electronic interface. It is acknowledged that the system software being sold hereunder processes Stand-Alone Memberships and Non-Affiliated Memberships only and cannot update the data files of Stand-Alone Memberships with the data pertaining to Affiliated Memberships, which data will be given to Enterprises by Seller by way of the electronic interface. Enterprises will be solely responsible for developing such update capability should it desire same.

In Oklahoma (not to exceed 80 hours)

(1) systems training;
(2) user training;
(3) software installation;
(4) software testing.

Enterprises Hardware and Personnel requirements:

(1)  IBM AS/400 computer with at least 2-3 Gigabytes of on-line
DASD;
(2) the person(s) maintaining the systems should have experience with AS/400 COBOL Screen Display;
(3) the person(s) maintaining the systems should also be familiar with CICS COBOL programming; and
(4) Xerox Laser Printer.

Services which may be provided by Motor Club of Enterprises:

In Paramus (not to exceed 40 hours):

(1) reprogramming as necessary the change of address;
(2) development of electronic interface. It is acknowledged that the system software being sold hereunder processes Stand-Alone Memberships and Non-Affiliated Memberships only and cannot update the data files of Stand-Alone Memberships with the data pertaining to Affiliated Memberships, which data will be given to Enterprises by Seller by way of the electronic interface. Enterprises will be solely responsible for developing such update capability should it desire same.

In Oklahoma (not to exceed 80 hours)

(1) systems training;
(2) user training;
(3) software installation;
(4) software testing.